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MARSHALL FUNDS, INC.

MULTIPLE CLASS PLAN

AMENDED AND RESTATED EFFECTIVE SEPTEMBER 27, 2012

This Multiple Class Plan (“Plan”) is adopted by Marshall Funds, Inc. d/b/a BMO Funds (the “Corporation”), a Wisconsin corporation, with respect to the classes of shares (“Classes”) of certain of its portfolios (the “Funds”) set forth in exhibits hereto (the “Class Exhibits”).

1.	PURPOSE

This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Rule”), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.	SEPARATE ARRANGEMENTS/CLASS DIFFERENCES

The arrangements for shareholder services or the distribution of securities, or both, for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.	EXPENSE ALLOCATIONS

Each Class shall be allocated their allocable portion of Fund-level and Corporation-level expenses. Each Class shall be allocated those expenses attributable specifically to the Class, which are described in the applicable Class Exhibit hereto (“Class Expenses”). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors’ fees incurred as a result of issues relating to one Class of shares.

4.	CONVERSION FEATURES

The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.	EXCHANGE FEATURES

The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.	AMENDMENT

Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.

EXHIBIT A

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS Y SHARES

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO TCH Core Plus Bond Fund

BMO TCH Corporate Income Fund

BMO Aggregate Bond Fund

BMO Government Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Monegy High Yield Bond Fund

BMO Pyrford Global Strategic Return Fund

BMO Pyrford International Stock Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class Y Shares are primarily designed for sale to retail customers and others who prefer to invest in open-end investment company securities without a sales load.

A-1

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

Maximum shareholder service fee: 0.25 of 1% of the average daily net asset value of the Class Y Shares. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

MINIMUM INVESTMENTS

The minimum initial investment in Class Y Shares is $1,000. Subsequent investments must be in amounts of at least $50.

VOTING RIGHTS

Each Class Y Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

3.	CONVERSION FEATURES

Class Y Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class Y Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

A-2

EXHIBIT B

to the

Multiple Class Plan

MARSHALL FUNDS, INC.

CLASS I SHARES

BMO Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Lloyd George Emerging Markets Equity Fund

BMO TCH Core Plus Bond Fund

BMO TCH Corporate Income Fund

BMO Aggregate Bond Fund

BMO Government Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Monegy High Yield Bond Fund

BMO Pyrford Global Strategic Return Fund

BMO Pyrford International Stock Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class I Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class I Shares are designed for sale to institutional investors.

B-1

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

MINIMUM INVESTMENTS

The minimum initial investment in Class I Shares of the BMO Prime Money Market Fund, the BMO Government Money Market Fund and the BMO Tax-Free Money Market Fund is $10 million.

The minimum initial investment in Class I Shares of each other Fund is $2 million.

VOTING RIGHTS

Each Class I Share gives the shareholder one vote in Director elections and other matters submitted to shareholders of the entire Corporation for vote. All shares have equal voting rights, except that only shares of a particular Fund or class are entitled to vote in matters affecting that Fund or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

None

SHAREHOLDER SERVICE FEES

None

3.	CONVERSION FEATURES

If a shareholder’s investment in the Class I Shares of a Fund falls below the minimum investment for such Fund as set forth above, the Corporation may, in its discretion, convert the shareholder’s Class I Shares to Class Y Shares of the same Fund.

4.	EXCHANGE FEATURES

Class I Shares of any Fund may be exchanged for Shares of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus.

B-2